As filed with the Securities and Exchange Commission on August 15 , 2000
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               AT COMM CORPORATION
             (Exact name of Registrant as specified in its charter)

                             ----------------------


           Delaware                                             95-3824750
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                    (Address of principal executive offices)

                             ----------------------

                                 1994 STOCK PLAN

(as amended on May 22, 1995, March 25, 1997, March 18, 1998,  February 24, 1999,
                     February 22, 2000 and March 15, 2000)
                            (Full title of the plan)

                             ----------------------

                               William H. Welling
                             Chief Executive Officer
                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                     (Name and address of agent for service)
                                 (415) 375-8188
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Blair W. Stewart, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE
================================================ ===================== ===================== ===================== =================
                                                                             Proposed              Proposed
                                                                             Maximum               Maximum
                     Title                              Amount               Offering             Aggregate             Amount of
               of Securities to                         to be                 Price                Offering            Registration
                 be Registered                        Registered            Per Share               Price                  Fee
------------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common Stock to be issued upon exercise of
options  granted under the 1994 Stock
Plan (as amended on May 22, 1995, March 25,
1997, March 18, 1998, February 24, 1999,
February 22, 2000 and March 15, 2000)......           727,095           $    25.250  (1)      $     18,359,148      $     4,847
================================================ ===================== ===================== ===================== =================

(1) Estimated  solely for the purpose of calculating the amount of the  registration fee on the basis of the average of the high and low sale price reported by Nasdaq Small Cap Market on August 8, 2000 in accordance with Rule 457(c).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-KSB for the period ended December 31, 1999 filed pursuant to Section 13(a) of the Exchange Act;

         2. The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 2000 and June 30, 2000 filed pursuant to Section 13(a) of the Exchange Act; and

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-8 filed February 1, 1995, pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (Registration No. 33-88996).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.      Description of Securities.

         Not applicable.

ITEM 5.      Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6.      Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a directors. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law to confirm.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.      Exemption from Registration Claimed.

         Not applicable.

ITEM 8.      Exhibits.

             Exhibit
             Number
             ------

                  5.1     Opinion   of  Wilson   Sonsini   Goodrich   &  Rosati,
                          Professional Corporation

                 10.1(1)  1994 Stock Plan, as amended

                 10.2(2) Form Stock Option Agreement to 1994 Stock Plan, as amended

                 23.1     Consent of KPMG LLP, Independent Auditors

                 23.2     Consent  of  Wilson,   Sonsini,   Goodrich  &  Rosati,
                          Professional Corporation (Contained in Exhibit 5.1)

                 24.1     Power of Attorney (See Page II-4)



ITEM 9.      Undertakings.

         Not applicable.



-----------------
     1) Incorporated by reference to Registrant's Proxy Statement filed on April 14, 2000.

     2) Incorporated by reference to Registratnt's Registration Statement on Form S-8 (File No. 33-88996 filed on February 1, 1995)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on August 15, 2000.


                                       AT COMM CORPORATION


                                       By:       /S/ WILLIAM H. WELLING
                                           -------------------------------------
                                                William H. Welling
                                                Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Welling and Melanie D. Johnson, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                    Title                                      Date
       --------------                               -----------                                 ---------

/S/ WILLIAM H. WELLING                Chairman of the Board, Chief Executive Officer         August 15 , 2000
-----------------------------         (Principal Executive Officer) and Director
(William H. Welling)


/S/ MELANIE D. JOHNSON                Vice President of Finance, Chief Financial             August 15 , 2000
-----------------------------         Officer and Secretary (Principal Financial
(Melanie D. Johnson)                  Officer and Principal Accounting Officer)


/S/ BERNARD T. MARREN                 Director                                               August 15 , 2000
-----------------------------
(Bernard T. Marren)


/S/ ROBERT K. MCAFEE                  Director                                               August 15 , 2000
-----------------------------
(Robert K. McAfee)


/S/ MARK A. PARRISH, JR.              Director                                               August 15 , 2000
-----------------------------
(Mark A. Parrish, Jr.)


/S/ ATAM LALCHANDANI                  Director                                               August 15 , 2000
-----------------------------
 (Atam Lalchandani)


/S/ PHILIP VERMUELEN                  Director                                               August 15 , 2000
-----------------------------
 (Philip Vermuelen)


                                INDEX TO EXHIBITS

    Exhibit
    Number       Description
    ------       -----------

      5.1        Opinion of  Wilson,  Sonsini,  Goodrich & Rosati,  Professional
                 Corporation

    10.1(1)      1994 Stock Plan, as amended

    10.2(2)      Form Stock Option Agreement to 1994 Stock Plan, as amended

     23.1        Consent of KPMG LLP, Independent Auditors

     23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

     24.1        Power of Attorney (see Page II-4)




-----------------------

     1) Incorporated by reference to Registrant's Proxy Statement filed on April 14, 2000.

     2) Incorporated by reference to Registratnt's Registration Statement on Form S-8 (File No. 33-88996 filed on February 1, 1995)